EXHIBIT (n)(3)


                                   SCHEDULE C
                                       TO
                         THE ADVISORS' INNER CIRCLE FUND
                         AMENDED AND RESTATED RULE 18F-3
                               MULTIPLE CLASS PLAN
                             DATED FEBRUARY 21, 2007

                                  CAMBIAR FUNDS

------------------------------------------------------------------------------ ----------------- ------------------
                                                                                   INVESTOR        INSTITUTIONAL
FUND                                                                                 CLASS             CLASS
------------------------------------------------------------------------------ ----------------- ------------------
Cambiar Opportunity Fund                                                              X                  X
------------------------------------------------------------------------------ ----------------- ------------------
Cambiar International Fund                                                            X                  X
------------------------------------------------------------------------------ ----------------- ------------------
Cambiar Conquistador Fund                                                             X                  X
------------------------------------------------------------------------------ ----------------- ------------------
Cambiar Aggressive Value Fund                                                         X                  X
------------------------------------------------------------------------------ ----------------- ------------------

                                                                     EXHIBIT C.2

                                  CAMBIAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                           INSTITUTIONAL CLASS SHARES
                           (FORMERLY, R CLASS SHARES)

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

         Institutional Class Shares are sold without a load or sales charge, and are not subject to a Rule 12b-1 fee and shareholder services plan.

2.       ELIGIBILITY OF PURCHASERS

         Institutional Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in each Fund's prospectus.

3.       EXCHANGE PRIVILEGES

         Institutional Class Shares of each Fund may be exchanged for Institutional Class Shares of each other Cambiar Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.       CONVERSION RIGHTS

         Institutional Class Shares do not have a conversion feature.